Exhibit 99.1

Sportsman’s Warehouse Holdings, Inc. Announces

First Quarter 2023 Financial Results

Five new stores opened so far this year

On track to open 10 additional stores during the remainder of fiscal year 2023, as previously announced

WEST JORDAN, Utah, May 30, 2023--Sportsman's Warehouse Holdings, Inc. (“Sportsman's Warehouse” or the “Company”)(Nasdaq: SPWH) today announced financial results for the thirteen weeks ended April 29, 2023.

“Our results for the first quarter were impacted by tough macroeconomic conditions, extreme snow levels and unusually wet weather in the Western United States,” said Joseph Schneider, interim CEO and Chair of the Board. “Despite these challenges, the investments we made in our strategic initiatives, specifically e-commerce and customer engagement, have strengthened the business and we remain positive about our medium-to-long term outlook and our ability to capture additional share of the outdoor sporting goods market.”

“A primary focus of the Board continues to be finding a permanent, long-term CEO to lead Sportsman’s Warehouse. We are working expeditiously to find the right person to lead this company and create value for our stockholders. That search process is moving forward and I’m optimistic that we will find a strong leader to take Sportsman’s Warehouse to the next level of growth.”

For the thirteen weeks ended April 29, 2023:

•
Net sales were $267.5 million, compared to $309.5 million in the first quarter of fiscal year 2022. The net sales decrease was primarily due to lower sales demand from weather-related headwinds in the Western United States leading to decreased outdoor participation, consumer inflationary pressures and recession concerns, partially offset by the opening of 11 new stores since April 30, 2022.
•
Same store sales decreased 17.8% during the first quarter of fiscal year 2023, compared to the first quarter of fiscal year 2022.
•
Gross profit was $80.0 million, or 29.9% of net sales, compared to $99.1 million, or 32.0% of net sales, in the corresponding period of fiscal year 2022. This decrease as a percentage of net sales was primarily driven by changes in product mix and reduced product margins in our ammunition category.
•
Selling, general, and administrative (SG&A) expenses were $99.0 million, or 37.0% of net sales, compared to $96.1 million, or 31.0% of net sales, in the first quarter of fiscal year 2022. The increase, as a percentage of net sales, was largely due to increases in rent, depreciation and new store pre-opening expenses, primarily related to the opening of 11 new stores since April 30, 2022. These increases were partially offset by a decrease in other operating, and payroll expenses, driven by lower marketing expenses and increased operational efficiencies across our retail stores.
•
Net loss was $(15.6) million, compared to net income of $2.0 million in the first quarter of fiscal year 2022. Adjusted net loss was $(14.8) million compared to adjusted net income of $2.2 million in the first quarter of fiscal year 2022 (see “GAAP and Non-GAAP Financial Measures”).

•
Adjusted EBITDA was $(5.6) million, compared to $12.9 million in the corresponding prior-year period (see “GAAP and Non-GAAP Financial Measures”).
•
Diluted loss per share was $(0.42) compared to a diluted earnings per share of $0.05 in the corresponding prior-year period. Adjusted diluted loss per share was $(0.39) compared to adjusted diluted earnings per share of $0.05 in the first quarter of fiscal year 2022 (see “GAAP and Non-GAAP Financial Measures”).

Balance sheet and capital allocation highlights as of April 29, 2023:

•
The Company ended the quarter with net debt of $147.3 million, comprised of $3.0 million of cash and cash equivalents and $150.3 million of borrowings outstanding under the Company’s revolving credit facility. Inventory at the end of the first quarter was $469.5 million.
•
Total liquidity was $153.5 million as of the end of the first quarter of fiscal year 2023, comprised of $150.5 million of availability on the revolving credit facility and $3.0 million of cash and cash equivalents.
•
During the first quarter of fiscal year 2023, the Company repurchased approximately one hundred thousand shares of its common stock in the open market, returning $0.7 million to stockholders. As of the end of the first quarter of fiscal year 2023, the Company had approximately $9.6 million of remaining capacity under its authorized repurchase program.

Second Quarter Fiscal Year 2023 Outlook:

For the second quarter of fiscal year 2023, net sales are expected to be in the range of $310 million to $340 million, anticipating that same store sales will be down 17% to 9% year-over-year. Adjusted diluted earnings per share for the second quarter are expected to be in the range of $0.02 to $0.15.

Jeff White, Chief Financial Officer of Sportsman’s Warehouse, said, “Sales from our typical spring fishing, camping and shooting seasons were significantly impacted in the quarter due to the persistent consumer inflationary pressures and the excessively wet and cold weather in the Western United States, where a large portion of our stores are located. These pressures on the business have continued into the second quarter. In response, we are currently implementing a company-wide plan to reduce expenses, with increased focus on financial discipline and rigor throughout the organization. We remain on track to open 15 new stores during fiscal year 2023 and further penetrate our e-commerce business, which continues to achieve positive year-over-year results. While we believe we are well positioned to meet the needs of our customers, it’s critical that we carefully navigate the current macroeconomic headwinds.”

Conference Call Information:

A conference call to discuss first quarter 2023 financial results is scheduled for May 30, 2023, at 5:00PM Eastern Time. The conference call will be held via webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmans.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”) and that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): adjusted net (loss) income, adjusted diluted (loss) earnings per share and Adjusted EBITDA. The Company defines adjusted net (loss) income as net (loss) income plus expenses incurred relating to director and officer transition costs and recognized tax benefits, as applicable. Net (loss) income is the most comparable GAAP financial measure to adjusted net (loss) income. The Company defines adjusted diluted (loss) earnings per share as adjusted net (loss) income divided by diluted weighted average shares outstanding. Diluted (loss) earnings per share is the most comparable GAAP financial measure to adjusted diluted (loss) earnings per share. The Company defines Adjusted EBITDA as net (loss) income plus interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation expense, pre-opening expenses and director and officer transition costs. Net (loss) income is the most comparable GAAP financial measure to adjusted EBITDA. Adjusted EBITDA excludes pre-opening expenses because the Company does not believe these expenses are indicative of the underlying operating performance of its stores. The amount and timing of pre-opening expenses are dependent on, among other things, the size of new stores opened and the number of new stores opened during any given period. The Company has reconciled these non-GAAP financial measures to the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Financial Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors and are frequently used by analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted (loss) earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations, and as additional measurement tools for purposes of business decision-making, including evaluating store performance, developing budgets and managing expenditures. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s management believes that these non-GAAP financial measures allow investors to evaluate the Company’s operating performance and compare its results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding: our plans to reduce expenses; open ten additional stores during fiscal year 2023 and further penetrate our ecommerce business; our ability to capture additional share of the outdoor sporting goods market; our belief that we will find a strong leader to take Sportsman’s Warehouse to the next level of growth and our guidance for the second quarter of fiscal year 2023. Investors can identify these statements by the fact that they use words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar terms and phrases. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: current and future government regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model; general economic, market and other conditions and changes in consumer spending; macroeconomic factors, such as political trends, social unrest, inflationary pressures, and recessionary trends; the Company’s concentration of stores in the Western United States and related weather conditions; competition in the outdoor activities and specialty retail market; changes in consumer demands; the Company’s expansion into new markets and planned growth; the impact of COVID-19 on the Company’s operations; and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 28, 2023 which was filed with the SEC on April 13, 2023, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman’s Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contact:

Riley Timmer

Vice President, Investor Relations & Corp. Development

Sportsman’s Warehouse

(801) 566-6681

investors@sportsmans.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except per share data)

	For the Thirteen Weeks Ended

	April 29, 2023	% of net sales	April 30, 2022	% of net sales	YOY Variance
Net sales	$267,529	100.0%	$309,505	100.0%	$(41,976)
Cost of goods sold	187,485	70.1%	210,414	68.0%	(22,929)
Gross profit	80,044	29.9%	99,091	32.0%	(19,047)

Operating expenses:
Selling, general and administrative expenses	99,003	37.0%	96,085	31.0%	2,918
(Loss) income from operations	(18,959)	(7.1%)	3,006	1.0%	(21,965)
Interest expense	2,047	0.8%	567	0.2%	1,480
(Loss) income before income taxes	(21,006)	(7.9%)	2,439	0.8%	(23,445)
Income tax (benefit) expense	(5,367)	(2.0%)	441	0.1%	(5,808)
Net (loss) income	$(15,639)	(5.9%)	$1,998	0.7%	$(17,637)

(Loss) earnings per share
Basic	$(0.42)		$0.05		$(0.47)
Diluted	$(0.42)		$0.05		$(0.47)

Weighted average shares outstanding
Basic	37,610		43,938		(6,328)
Diluted	37,610		44,221		(6,611)

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(amounts in thousands, except par value data)

	April 29,	January 28,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$3,040	$2,389
Accounts receivable, net	2,415	2,053
Income tax receivable	3,500	—
Merchandise inventories	469,489	399,128
Prepaid expenses and other	21,501	22,326
Total current assets	499,945	425,896
Operating lease right of use asset	302,912	268,593
Property and equipment, net	176,970	162,586
Goodwill	1,496	1,496
Definite lived intangibles, net	374	389
Total assets	$981,697	$858,960

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$112,659	$61,948
Accrued expenses	90,440	99,976
Income taxes payable	—	932
Operating lease liability, current	46,631	45,465
Revolving line of credit	150,250	87,503
Total current liabilities	399,980	295,824
Long-term liabilities:
Deferred income taxes	8,494	9,544
Operating lease liability, noncurrent	296,640	260,479
Total long-term liabilities	305,134	270,023
Total liabilities	705,114	565,847

Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 20,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $.01 par value; 100,000 shares authorized; 37,686 and 37,541 shares issued and outstanding, respectively	377	375
Additional paid-in capital	79,340	79,743
Accumulated earnings	196,866	212,995
Total stockholders' equity	276,583	293,113
Total liabilities and stockholders' equity	$981,697	$858,960

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements Cash Flows (Unaudited)

(amounts in thousands)

	Thirteen Weeks Ended
	April 29,	April 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(15,639)	$1,998
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	8,767	7,387
Amortization of deferred financing fees	38	63
Amortization of definite lived intangible	15	24
Noncash lease expense	3,548	3,535
Deferred income taxes	(1,050)	(266)
Stock-based compensation	1,250	1,358
Change in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	(363)	683
Operating lease liabilities	(540)	(9,191)
Merchandise inventories	(70,361)	(49,878)
Prepaid expenses and other	786	1,014
Accounts payable	50,172	41,241
Accrued expenses	(9,176)	(15,402)
Income taxes payable and receivable	(4,432)	591
Net cash used in operating activities	(36,985)	(16,843)
Cash flows from investing activities:
Purchase of property and equipment, net of amounts acquired	(22,757)	(12,001)
Net cash used in investing activities	(22,757)	(12,001)
Cash flows from financing activities:
Net borrowings on line of credit	62,747	32,451
Decrease in book overdraft	(213)	(1,075)
Payments to acquire treasury stock	(696)	—
Payment of withholdings on restricted stock units	(1,445)	(1,845)
Net cash provided by financing activities	60,393	29,531
Net change in cash and cash equivalents	651	687
Cash and cash equivalents at beginning of period	2,389	57,018
Cash and cash equivalents at end of period	$3,040	$57,705

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$1,776	$490
Income taxes, net of refunds	115	116

Supplemental schedule of noncash activities:
Noncash change in operating lease right of use asset and operating lease liabilities from remeasurement of existing leases and addition of new leases	$37,888	$6,378
Purchases of property and equipment included in accounts payable and accrued expenses	$9,809	$4,785

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

The following table presents the reconciliations of (i) GAAP net (loss) income to adjusted net (loss) income, (ii) GAAP diluted (loss) earnings per share to adjusted diluted (loss) earnings per share and (iii) GAAP net (loss) income to adjusted EBITDA for the periods presented:

	For the Thirteen Weeks Ended
	April 29, 2023	April 30, 2022
Numerator:
Net (loss) income	$(15,639)	$1,998
Director and officer transition costs (3)	1,113	222
Less tax benefit	(289)	(57)
Adjusted net (loss) income	$(14,815)	$2,163

Denominator:
Diluted weighted average shares outstanding	37,610	44,221

Reconciliation of (loss) earnings per share:
Diluted (loss) earnings per share	$(0.42)	$0.05
Impact of adjustments to numerator and denominator	0.03	-
Adjusted diluted (loss) earnings per share	$(0.39)	$0.05

Reconciliation of net (loss) income to adjusted EBITDA:
	For the Thirteen Weeks Ended
	April 29, 2023	April 30, 2022
Net (loss) income	$(15,639)	$1,998
Interest expense	2,047	567
Income tax (benefit) expense	(5,367)	441
Depreciation and amortization	8,782	7,411
Stock-based compensation expense (1)	1,250	1,358
Pre-opening expenses (2)	2,256	951
Director and officer transition costs (3)	1,113	222
Adjusted EBITDA	$(5,558)	$12,948

(1) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under the Sportsman's Warehouse Holdings, Inc. 2019 Performance Incentive Plan and the Sportsman's Warehouse Holdings, Inc. Employee Stock Purchase Plan.

(2) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

(3) Expenses incurred relating to departure of directors and officers and the recruitment of directors and key members of our senior management team. For the 13 weeks ended April 29, 2023, we incurred $1.1 million in expenses for employee retention bonuses after the retirement of our Chief Executive Officer, Jon Barker, in April 2023, the engagement of a search firm to identify director candidates and candidates for Chief Executive Officer, and fees paid to a communications firm related to our recent board and management changes.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Financial Measures (Unaudited)
(amounts in thousands, except per share data)

Reconciliation of second quarter fiscal year 2023 guidance:

	Estimated Q2 '23
	Low	High
Numerator:
Net income	$200	$4,500
Director and officer transition costs (1)	$400	$1,000
Adjusted net income	$600	$5,500
Denominator:
Diluted weighted average shares outstanding	37,700	37,700

Reconciliation of earnings per share:
Diluted earnings per share	$0.01	$0.12
Impact of adjustments to numerator and denominator	$0.01	0.03
Adjusted diluted earnings per share	$0.02	$0.15

(1) Expenses incurred relating to departure of directors and officers and the recruitment of directors and key members of our senior management team, including the engagement of a search firm to identify director candidates and candidates for Chief Executive Officer, and fees paid to a communications firm related to our recent board and management changes.